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EXHIBIT G-1
                    CORE BUSINESS ORGANIZATION CHART

                             CHIEF EXECUTIVE OFFICER
                                 D.G. Pardus
                             --------------------
                                   @
                                   @
                                   @-----------------------------------------------------------------------------------
                                   @                                                                                  @
                                   @                                                                                  @
                           CHIEF OPERATING OFFICER                                                                    @
                           J.R. Stevens                                                                               @
                                   @                                                                                  @
                                   @                                                                                  @
                                   @                                                                                  @
          _________________________@_______________________________________________________________                   @
          @                                    @                                      @           @                   @
          @                                    @                                      @           @           ________________
      EXECUTIVE V.P.                      EXECUTIVE V.P.                              @           @           @       @      @
      ADMINISTRATION                      OPERATIONS                                  @           @           @       @      @
      R.G. Powderly                       J.D. Carney                                 @           @           @  Treasurer   @
            @                                       @                                 @           @           @  Corporate   @
            @                             -----------------------                     @           @           @  Secretary   @
       --------------------               @                     @                     @           @           @  C. Hebert   @
       @                   @              @                     @                     V.P.        V.P.        @       @      @
       @                   @              @                     @                     Power       Comptroller @       @      @
       @                   @              @                     @                     Supply      R.M. Burns  @       @      @
SENIOR V.P.                @              @                     @                     K.A. Kirby   @          @       @      @
MARKETING                  @              V.P                   V.P.                  @            @          @       @      @
D.H. Gulvin                @              Technical             Field                 @            @       Special    @   Audit
    @                      @              Services              Operations            @            @       Projects   @   T.J.
    @                      @              M.J. Hirsh            B.A. Hassan           @            @       W. Freve   @   McBride
    @                      @                  @                     @                 @            @                  @
    @                      @                  @                     @                 @            @                Treasury
    @                      @                  @                     @                 @            @                Fin. Svs
Rates                  Info. Services        Syst. Oper.         Trans. & Dist.    Planning        @                Model
 Regulatory Research   Purchasing              SCADA               O.H. Lines      Power Mgmt.     @                Inv. Rel.
 Load Research         Cust. Info. Svs.      Engineering            Transmission   Load Forecast   @
Consumer Services        Credit                 Standards          U.G. Lines      Somerset        Accounting
Marketing Services       Meter Reading          Engineering Svs.   Meters          NEPOOL          Reporting
 Conservation & LM     Human Resources          Elect. Sys. Eng.     Collectors    J.O. Units      General
Legislative Affairs      Insurance              Mechanical Eng.    Veg. Mgmt                       Budget
Corp. Communications     Employee Relations     Environmental      Fleet & Garage
 Community Relations     Benefits               Dist. Eng.         Safety
                         Salary Admin.       Substation & Comm.    Materials Mgmt.
                         Labor Relations       Dist. Substation      Stores
                         Training            Facilities Mgmt.


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